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                                                                    EXHIBIT 23.6

                    CONSENT OF HOEFER & ARNETT INCORPORATED

    We hereby consent to the inclusion of our opinion letter dated May 9, 2000, to the Board of Directors of Heritage Commerce Corp. as Exhibit B-1 to the Joint Proxy Statement/Prospectus relating to the proposed agreement and plan of reorganization and merger among Heritage Commerce Corp. and Western Holdings Bancorp contained in the Registration Statement on Form S-4 as filed with the Securities and Exchange Commission and to the references to our firm and our opinion in the Joint Proxy Statement/Prospectus. In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are expects with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          HOEFER & ARNETT INCORPORATED

                                          By: /s/ JEAN-LUC SERVAT
                                               Managing Director

                                          Dated: June 21, 2000